June 5, 2012


Securities & exchange
Commission
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary
Shares evidenced by One 1
American Depositary Receipts
representing One 1 Ordinary
Share of
      Repsol YPF SA Form F6
File No. 33310494


Ladies and Gentlemen

Pursuant to Rule 424b3 under
the Securities Act of 1933, as
amended, on behalf of BNY
Mellon, as Depositary for
securities against which
American Depositary Receipts
are to be issued, we attach a
copy of the new prospectus
Prospectus reflecting the
change in name for Repsol
YPF S.A.

As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and
to the file number of the
registration statement to which
the Prospectus relates.

Pursuant to Section III B of
the General Instructions to the
Form F6 Registration
Statement, the Prospectus
consists of the ADR certificate
with revised name change for
Repsol YPF S.A.

The Prospectus has been
revised to reflect the new
name, and has been
overstampted with

Effective May 31, 2012, the
Companys name changed to
Repsol S.A.


Please contact me with any
questions or comments at 212
8152367



Lance Miller
The Bank of New York
Mellon  ADR Division
Encl.
CC Paul Dudek, Esq. Office
of International Corporate
Finance








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